EXHIBIT 99.2

DRONE AVIATION HOLDING CORP.
Unaudited Combined Pro Forma Balance Sheet at
March 31, 2014

ASSETS

			Proforma	Adjusted Pro
	DRONE	LTAS	Adjustments	Forma Totals

CURRENT ASSETS
Cash	$572,041	$53,429	$-	$625,470
Accounts receivable	20,442	135,050	-	155,492
Inventories	-	65,122	-	65,122
Prepaid expenses	18,440	1,625	-	20,065

TOTAL CURRENT ASSETS	610,923	255,226	-	866,149

Property and equipment, net of accumulated depreciation	2,470	1,728	(2,470)	1,728

OTHER ASSETS
Goodwill	-	807,824	(671,418)	136,406
Customer list	-	-	135,550	135,550
Investments held for resale	315,353	-	-	315,353
Capitalized patent costs, net of accumulated amortization	69,520	-	(69,520)	-

TOTAL ASSETS	$998,266	$1,064,778	$(607,858)	$1,455,186

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable trade	$61,837	$93,473	$-	$155,310
Accounts payable - related parties	-	254,957	(254,957)	-
Accrued liabilities	-	65,140	-	65,140
Accrued debenture interest	48,083	-	(48,083)	-
Accrued shareholder loan interest	47,988	-	(47,988)	-
Short term debt - related parties	22,500	-	-	22,500
Current maturities of note payable	110,000	-	-	110,000

TOTAL CURRENT LIABILITIES	290,408	413,570	(351,028)	352,950

LONG TERM LIABILITY
Shareholder note payable	533,681	-	(533,681)	-
Convertible debentures, net of discount of $50,000	100,000	-	(100,000)	-
	633,681	-	(633,681)	-
TOTAL LIABILITIES	924,089	413,570	(984,709)	352,950

STOCKHOLDERS' EQUITY

Convertible preferred stock, Series A, $.0001 par value; authorized 595,000 shares;	-	-	60	60
556,900 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Convertible preferred stock, Series B, $.0001 par value; authorized 324,674 shares;	-	-	32	32
324,671 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Convertible preferred stock, Series B-1, $.0001 par value; authorized 156,231 shares;	-	-	16	16
68,731 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Convertible preferred stock, Series C, $.0001 par value; authorized 355,000 shares;	-	-	36	36
355,000 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Convertible preferred stock, Series D, $.0001 par value; authorized 36,050,000 shares;	-	-	3,605	3,605
36,050,000 and 10,000,000 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Convertible preferred stock, Series E, $.0001 par value; authorized 2,700,000 shares;	-	-	270	270
2,700,000 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Common stock, $.0001 par value; authorized 300,000,000 shares;	1,982,191	1	(1,980,995)	1,197
15,780,700 and 0 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively
Additional paid in capital	19,946,750	922,499	(19,431,417)	1,437,832
Accumulated other comprehensive income	(455,985)	-	455,985	-
Accumulated deficit	(21,398,779)	(271,292)	21,329,259	(340,812)

TOTAL STOCKHOLDERS' DEFICIT	74,177	651,208	376,851	1,102,236

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$998,266	$1,064,778	$(607,858)	$1,455,186

DRONE AVIATION HOLDING CORP.
Unaudited Combined Pro Forma Statements of Operations --
Three Months Ended March 31, 2014

				Pro Forma
			Pro Forma	Adjusted
	DRONE	LTAS	Adjustments	Combined Totals

Sales	$134,808	$229,350	$(134,808)	$229,350

Cost of goods sold	99,557	139,238	(99,557)	139,238
Gross Profit	35,251	90,112	(35,251)	90,112

Operating expenses
General and administrative expenses	244,660	90,201	(244,660)	90,201

Total operating expenses	244,660	90,201	(244,660)	90,201

LOSS FROM OPERATIONS	(209,409)	(89)	209,409	(89)

Interest expense, net	(15,555)	-	15,555	-

Net loss	$(224,964)	$(89)	$224,964	$(89)

Net Loss Per Share - Basic and Diluted	$(0.03)	$(0.00)	$-	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	8,050,000	3,920,700	-	11,970,700

DRONE AVIATION HOLDING CORP.
Unaudited Combined Pro Forma Statements of Operations --
Year ended December 31, 2013

				Pro Forma
			Pro Forma	Adjusted
	DRONE	LTAS	Adjustments	Combined Totals

Sales	$1,454,337	$847,314	$(1,454,337)	$847,314

Cost of goods sold	854,471	511,689	(854,471)	511,689
Gross Profit	599,866	335,625	(599,866)	335,625

Operating expenses
General and administrative expenses	777,920	187,705	(777,920)	187,705

Total operating expenses	777,920	187,705	(777,920)	187,705

LOSS FROM OPERATIONS	(178,054)	147,920	178,054	147,920

OTHER INCOME (EXPENSE)

Other income	6,681	-	(6,681)	-
Interest expense, net	(69,311)	(811)	69,311	(811)

Net loss	$(240,684)	$147,109	$240,684	$147,109

Net Loss Per Share - Basic and Diluted	$(0.03)	$0.04	$-	$0.01

Weighted Average Shares Outstanding - Basic and Diluted	8,050,000	3,920,700		11,970,700

Notes to Unaudited Pro Forma Consolidated Financial Statements

Drone Aviation Holding Corp. (DAHC) entered into a Share Exchange Agreement with Drone Aviation Corp. (DAC), whereby Drone Aviation Holding Corp exchanged 67.2% of its outstanding shares of common stock and 89.7% of its outstanding shares of preferred stock for 100% of the outstanding shares of Drone Aviation Corp. common stock. As of the closing date, Drone Aviation Corp., and its subsidiary Lighter Than Air Systems (LTAS), will operate as wholly-owned subsidiaries of Drone Aviation Holding Corp.

As a result of the Share Exchange Agreement, each outstanding share of Drone Aviation Corp. common stock shall be transferred, conveyed and delivered to Drone Aviation Holding Corp. in exchange for 8,050,000 newly-issued shares of common stock and 36,050,000 newly-issued shares of Series D preferred stock of Drone Aviation Holding Corp.

As of the closing date of the Share Exchange Agreement, the former shareholders of Drone Aviation Corp. held approximately 30.2% of the issued and outstanding common and preferred shares on a fully-diluted basis of Drone Aviation Holding Corp. The preferred stock contains a restrictive blocker with respect to individual holders’ ownership notwithstanding. The issuance of 8,050,000 common shares and 36,050,000 preferred shares to the shareholders of Drone Aviation Corp. was deemed to be an acquisition for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in pro forma adjustments.

The pro forma consolidated balance sheets of Drone Aviation Holding Corp. and DAC/LTAS are presented here as of March 31, 2014. The pro forma consolidated statements of operations for Drone Aviation Holding Corp. and Drone Aviation Corp. are presented here as of the year ended December 31, 2013 and the three months ended March 31, 2014.

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